Exhibit 4.3

WARRANT NUMBER: [•] – 2014

AXSOME THERAPEUTICS, INC

(A Delaware Corporation)

WARRANT TO PURCHASE [•] SHARES OF COMMON STOCK

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CERTIFIES THAT, for value received, as of [November 3, 2014] (the “Date of Issue”), [•] (the “Holder”), is entitled to purchase, subject to the conditions set forth below, at any time during the Exercise Period (as defined in Section 1.1 below), up to [•] shares (“Shares”) of fully paid and non-assessable common stock, $0.0001 par value (“Common Stock”), of Axsome Therapeutics, Inc., a Delaware Corporation (the “Company”), at $43.64 per share (the “Warrant Price”), subject to the further provisions of this Warrant.

1.                                      EXERCISE OF WARRANT

The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby may be purchased, are as set forth above and as follows:

1.1                               Method of Exercise.  The Holder of this Warrant may, at any time or from time to time, during the period ending five years from the Date of Issue, unless extended by the Company in its sole discretion (the “Exercise Period”), exercise this Warrant for all or part of the Shares that may be purchased hereunder, as that number may be adjusted pursuant to Section 4 of this Warrant.  The Company agrees that the Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Units as of the close of business on the date on which the exercise of this Warrant is effected by:

(a)                                 the surrender of the Warrant to the Secretary of the Company at its principal offices;

(b)                                 the payment to the Company, by certified check or bank draft payable to its order, of an amount equal to the aggregate Warrant Price for the number of Shares for which the purchase rights hereunder are being exercised; and

(c)                                  the exercise by the Holder of a stockholder’s agreement in such form as the Board of Directors of the Company reasonably determines.

1.2                               Satisfaction with Requirements of Securities Act of 1933.  Notwithstanding the provisions of Section 7, exercise of this Warrant is contingent upon the Company’s satisfaction that the issuance of Common Stock upon the exercise is exempt from the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and all applicable state securities laws.  The Holder of this Warrant agrees to execute any and all documents deemed necessary by the Company to effect the exercise of this Warrant, including an instrument executed by the Holder certifying that the Shares are being acquired for the sole account of the Holder and not with a view to any resale or distribution.

1.3                               Issuance of Shares.  Certificates for the shares so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company’s expense as soon as practicable after the rights represented by this Warrant have been so exercised, but in any event not later than twenty (20) days following the date of exercise.  In case of a purchase of less than all the Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Shares purchasable under the Warrant surrendered upon exercise.  Each certificate delivered to Holder shall be registered in the name of Holder or Holder’s designees pursuant to the Form of Warrant Exercise attached hereto.

1.4                               Covenant.  The Company covenants and agrees that all shares of the Company’s common stock will, upon issuance on exercise of this Warrant, be duly authorized, validly issued, fully-paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein and in the Company’s organizational documents, as amended from time to time.

2.                                      TRANSFERS

The Holder represents that by accepting this Warrant it understands that this Warrant and any securities issuable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws.  In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof.  The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

Subject to the transfer restrictions referred to in the legend described in Section 7, this Warrant and all rights under this Warrant are transferrable, in whole or in part, without charge to the Holder, upon the surrender of this Warrant with a properly executed assignment (in the form of Exhibit A hereto) delivered to the Company; provided that no Holder of this Warrant may sell, transfer, negotiate or assign all or any portion of this Warrant to any other person or entity (other than its affiliates) without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Upon such surrender, the Company at its expense will execute and deliver to or upon the order of the applicable Holder a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces therefor for the number of the Shares of the Company as measured on the date of exercise called for on the face or faces of the Warrant or Warrants so surrendered.

3.                                      FRACTIONAL SHARES

Notwithstanding that the number of Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of this Warrant or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of this Warrant.  Holder hereby waives any right to receive fractional Shares.

4.                                      ANTIDILUTION PROVISIONS

4.1                               Stock Splits and Combinations.  If the Company shall at any time subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the shares of Common Stock which were purchasable under this Warrant immediately before that subdivision or combination.  If the Company shall at any time subdivide the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that combination shall be proportionately increased.  Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.2                               Reclassification, Exchange And Substitution.  If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock that the Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

4.3                               Reorganizations, Mergers, Consolidations or Sale of Assets.  If at any time there shall be a capital reorganization of the Company’s Common Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) or merger or consolidation of the Company with or into another entity, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or other securities or property of the Company, or of the successor entity resulting from such merger or consolidation, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale.  In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.  The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the Holder of this Warrant at the address of the Holder shown on the Company’s books.  That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated, and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of Shares purchasable upon exercise of this Warrant.  When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant.

4.4                               Reservation of Stock Issuable Upon Exercise.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but un-issued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4.5                               Changes to Warrant Price Upon Mandatory Conversion of Notes. The parties acknowledge that this Warrant is being issued in conjunction with the closing of a private offering in which the Company issued convertible promissory notes (the “Notes”), each of which is convertible into Shares of Common Stock, to certain accredited investors pursuant to note purchase agreements between the Company and such accredited investors. In the event of a mandatory conversion of the Notes pursuant to Section 3.1 of the Notes upon the consummation of the Company’s next Qualified Financing (as such term is defined in the Notes), then, notwithstanding anything to the contrary in this Warrant, the Warrant Price shall automatically convert to a 10% premium to the conversion price of the Notes in such mandatory conversion.

5.                                      RIGHTS PRIOR TO EXERCISE OF WARRANT

This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the

Company.  If, however, at any time prior to the termination of this Warrant and prior to its exercise, any of the following events shall occur:

(a)                                 the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend) to the Holders of its shares of Common Stock; or

(b)                                 the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

(c)                                  a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company’s Board of Directors;

then in any one or more of said events the Company shall give notice in writing of such event to the Holder at the last address of the Holder as it shall appear on the Company’s records at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.  Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.  Each person in whose name any certificate for shares of Common Stock is to be issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which this instrument was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the stock transfer books are open.

6.                                      SUCCESSORS AND ASSIGNS

The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns.

7.                                      RESTRICTED SECURITIES

The Holder acknowledges that this Warrant is, and each of the shares of Common Stock issuable upon the due exercise hereof will be, a restricted security, that he understands the provisions of Rule 144 of the Securities and Exchange Commission, and that the certificate or certificates evidencing such shares of Common Stock will bear a legend substantially similar to the following:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state.  They may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement covering these securities under the said Act or laws. A copy of this certificate is available at the offices of the Company.”

Holder agrees that the terms of Sections 1.3 to 1.23 of the Note Purchase Agreement by and between the Company and AAR Associates, L.P. executed by the Company November 3, 2014  (the “Note Purchase Agreement”) apply to Holder as if Holder was a Subscriber (as defined in the Note Purchase Agreement).

8.                                      LOSS OR MUTILATION

Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of shares of Common Stock.

The Holder also acknowledges that each of the Shares issuable upon the due exercise hereof will be subject to any transfer restrictions in the Company’s Articles of Incorporation, including a right of first refusal to the Company, and the certificate or certificates evidencing the Shares will bear a legend to this effect.

9.                                      NOTICES

All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of actual receipt of registered or certified mail, postage prepaid, return receipt requested, and properly addressed as follows:  if to the Holder, at his address as shown in the Company records; and if to the Company, at its principal office, to the attention of the Chief Executive Officer.  Any party may change its address for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

10.                               TERMINATION DATE

This Warrant shall terminate upon the sooner of (a) five years from the Date of Issue; or (b) the exercise of all or any portion of this Warrant pursuant to the terms of Section 1 hereof.

11.                               AMENDMENT AND WAIVER

Any term of this Warrant may be amended or waived with the written consent signed by the Company and the Holder.

12.                               WARRANT REGISTER

The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

13.                               GOVERNING LAW

This Warrant and any dispute, disagreement or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to conflicts of law.

[Signature Page Follows]

This Warrant is hereby signed effective as of the Date of Issue.

AXSOME THERAPEUTICS, INC.

By:
	Name:	Herriot Tabuteau, M.D.
	Title:	Chief Executive Officer

Name and Address of
Warrant Holder:

[NAME]
[ADDRESS]

FORM OF WARRANT EXERCISE

To:                             Chief Executive Officer

Axsome Therapeutics, Inc.

45 Rockefeller Plaza, Suite 2000

New York, NY 10111

Ladies and Gentlemen:

The undersigned, the Holder of the attached Warrant, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,             Shares of the Common Stock of Axsome Therapeutics, Inc. and such Holder herewith makes a payment of $              therefor.  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the attached Warrant.

The undersigned requests that certificates for such Shares of Common Stock be issued in the name of and delivered to the address as follows:

Name:
Address:

DATED: , 20 .

Signature of Holder

Name:
Title:

Exhibit A

Form of Assignment

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the right purchase [       ] shares of and pursuant to the foregoing Warrant and all rights and obligations evidenced thereby are hereby assigned to                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                        whose address is                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                       .

Dated: ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.